UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	1133 Route 55, Suite D	12540
	Lagrangeville, New York	(Zip Code)
(Address of principal executive offices)

(845) 454-3703

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2012, Command Security Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Credit and Security Agreement dated February 12, 2009 between the Company and Wells Fargo Bank, National Association (the “Credit Agreement”). The Amendment (i) allows for the Company to repurchase up to an additional $2,000,000 of its common stock, subject to certain conditions; (ii) provides for the consent of Wells Fargo Bank, National Association to the consolidation and relocation of the Company’s headquarters and (iii) amends a financial covenant of the Credit Agreement for certain expenses associated with the consolidation and relocation of the Company’s headquarters.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Credit and Security Agreement, dated as of November 6, 2012, between Command Security Corporation and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: November 7, 2012	By:	/s/ Barry Regenstein
	Name:	Barry Regenstein
	Title:	President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Credit and Security Agreement, dated as of November 6, 2012, between Command Security Corporation and Wells Fargo Bank, National Association.